Exhibit 99.1

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(408) 470-1180	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES RECORD THIRD QUARTER 2021 FINANCIAL RESULTS

Achieves 11 Millionth Invisalign Patient Milestone
iTero Scanner Installed-base Reaches 50,000 Units Worldwide

•Q3 total revenues up 38.4% year-over-year to record $1.016 billion and up 0.5% sequentially
•Q3 diluted net income per share of $2.28; Q3 non-GAAP diluted net income per share of $2.87
•Q3 operating margin of 25.7%, down 0.9 points sequentially and up 1.6 points year-over-year
•Q3 Clear Aligner volume for teens up 26.6% year-over-year to a record 206.0 thousand cases and up 13.8% sequentially
•Q3 Imaging Systems and CAD/CAM Services record revenues of $178.3 million, up 57.3% year-over-year and up 5.0% sequentially

TEMPE, Ariz., October 27, 2021 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign system of clear aligners, iTero intraoral scanners, and exocad CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the third quarter of fiscal 2021 ("Q3'21"). Q3'21 total revenues were $1.016 billion, up 0.5% sequentially and 38.4% year-over-year. Q3'21 Clear Aligner revenues were $837.6 million, down 0.4% sequentially and up 34.9% year-over-year. Q3'21 Imaging Systems and CAD/CAM Services record revenues were $178.3 million, up 5.0% sequentially and 57.3% year-over-year. Q3'21 Clear Aligner volume was 655.1 thousand cases, down 1.6% sequentially and up 32.1% year-over-year. For the Americas, Q3'21 Clear Aligner volume was up 0.7% sequentially and 36.4% year-over-year. For International regions, Q3'21 Clear Aligner volume was down 4.3% sequentially and up 27.0% year-over-year. Q3'21 Clear Aligner volume for teens was 206.0 thousand cases, up 13.8% sequentially and 26.6% year-over-year. Q3'21 operating income was $261.2 million, resulting in an operating margin of 25.7%. Q3'21 net income was $181.0 million, or $2.28 per diluted share. On a non-GAAP basis, Q3'21 net income was $228.6 million, or $2.87 per diluted share.

Commenting on Align's Q3'21 results, Align Technology President and CEO Joe Hogan said, “I’m pleased to report strong third quarter results with revenue growth of 38.4% year over year -- on top of a record third quarter last year -- driven by strength across all regions, customer channels, and products. For Q3 we shipped to a record 85.5 thousand doctors in the quarter and reached 11.6 million Invisalign patients cumulatively. On a sequential basis, Q3 results reflect continued adoption of iTero scanners and increased utilization of Invisalign clear aligners in the Americas and APAC regions, as well as growth in the Teen segment, especially in the North America orthodontist channel. Our third quarter revenues reflect the growing confidence of doctors and patients with Invisalign treatment,

Align Technology Announces Third Quarter 2021 Results
iTero scanners and exocad software, as more doctors discover the benefits of digital treatment and transform their practices with the Align Digital Platform.”

Financial Summary - Third Quarter Fiscal 2021

	Q3'21	Q2'21	Q3'20	Q/Q Change	Y/Y Change
Invisalign Case Shipments	655,150	665,575	496,065	(1.6)%	+32.1%
GAAP
Net Revenues	$1,015.9M	$1,010.8M	$734.1M	+0.5%	+38.4%
Clear Aligner	$837.6M	$841.0M	$620.8M	(0.4)%	+34.9%
Imaging Systems and CAD/CAM Services	$178.3M	$169.8M	$113.4M	+5.0%	+57.3%
Net Income	$181.0M	$199.7M	$139.4M	(9.4)%	+29.8%
Diluted EPS	$2.28	$2.51	$1.76	($0.23)	+$0.52
Non-GAAP
Net Income	$228.6M	$242.1M	$177.9M	(5.6)%	+28.5%
Diluted EPS	$2.87	$3.04	$2.25	($0.17)	+$0.62

As of September 30, 2021, we had $1.2 billion in cash and cash equivalents, compared to $1.1 billion as of June 30, 2021. We also have $300.0 million available under a revolving line of credit. In Q3'21, we purchased approximately 165K shares of our common stock and have $825.0 million remaining available for repurchase under our May 2021 $1.0 Billion Repurchase Program.

Recent Announcements – October 2021:

Product
•On October 27, 2021, we announced the findings of a multi-center clinical study, “Reflected near-infrared light versus bite-wing radiography for the detection of proximal caries: a multicenter prospective clinical study conducted in private practices,” published in the Journal of Dentistry (Oct. 24, 2021) which validates and further demonstrates the significant benefits of the iTero Element 5D imaging system as an aid in detection and monitoring of interproximal caries lesions above the gingiva without harmful radiation.

Q3'21 Announcement Highlights:

Corporate
•On July 21, 2021, we announced our new offices in Israel to support long term growth for the iTero scanner and services business which are atop one of the three high-rise buildings that make up the "Global Towers" in Petach Tikva, Israel.
•On July 20, 2021, we announced our plans to showcase our digital portfolio at the International Dental Show 2021 (IDS) in Cologne, Germany on September 22-25, 2021. Together, the Align and exocad booths represented our biggest IDS exhibition space to date, showcasing our many innovative products and services.

Product
•On August 2, 2021, we announced an exclusive supply and distribution agreement with Ultradent Products Inc., a leading developer and manufacturer of high-tech dental materials, devices, and instruments worldwide. As part of the multi-year agreement, Align will begin offering Invisalign trained doctors an exclusive professional

Align Technology Announces Third Quarter 2021 Results
whitening system with the leading Opalescence PF whitening formula from Ultradent, optimized for use with Invisalign clear aligners and Vivera retainers.

FY 2021 Business Outlook

For 2021, Align provides the following guidance:
•Net revenues are expected to be in the range $3.90 billion to $3.95 billion, up approximately 58% to 60% over full-year 2020. We also expect revenue growth for the second half of 2021 to be at the high end of our long-term operating model target of 20% to 30%
•On a GAAP basis, we anticipate our 2021 operating margin to be around 25.0%
◦Non-GAAP operating margin is expected to be approximately 3 points higher than GAAP operating margin for 2021
•In addition, during Q4'21 we expect to repurchase up to $100 million of our common stock through either or a combination of open market repurchases or an accelerated stock repurchase agreement

Align Web Cast and Conference Call

Align will host a conference call today, October 27, 2021, at 4:30 p.m. ET, 1:30 p.m. PT, to review its third quarter 2021 results, discuss future operating trends and its business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13723267 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on November 10, 2021.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include gross profit, gross margin, operating expenses, income from operations, operating margin, interest income and other income (expense), net, net income before provision for (benefit from) income taxes, provision for (benefit from) income taxes, effective tax rate, net income and/or diluted net income per share, which exclude certain items that may not be indicative of our fundamental operating performance including discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, non-cash deferred tax assets and associated amortization related to the intra-entity transfer of non-inventory assets, acquisition-related costs, and arbitration award gain, and, if applicable, any associated tax impacts.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that the use of certain non-GAAP financial measures provide meaningful supplemental information regarding our recurring core operating performance. We believe that

Align Technology Announces Third Quarter 2021 Results
both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they will be provided to and used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures, though, because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable Non-GAAP financial measures included in this presentation and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the table captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero® intraoral scanners and services, and exocad® CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 210 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat over 11.6 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including quotations from management regarding confidence in our products and services, and statements regarding the availability of products and certain business metrics on either or both a GAAP or non-GAAP basis for 2021, including, but not limited to, anticipated net revenues and growth rate for the year and, in particular, the second half of 2021, operating

Align Technology Announces Third Quarter 2021 Results
margin, and in connection with the timing, means and amount of anticipated stock repurchases. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

•the impact of the COVID-19 pandemic on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•difficulties predicting customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages, inflation and consumer confidence, particularly in light of the pandemic and as pandemic-related restrictions are eased regionally and globally;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•increasing competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs or errors requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of customer and/or patient data for any reason;
•the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political and other risks relating to our international manufacturing operations; and

Align Technology Announces Third Quarter 2021 Results
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (SEC) on February 26, 2021 and our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which was filed with the SEC on August 4, 2021. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Third Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues	$1,015,906	$734,144	$2,921,485	$1,637,421
Cost of net revenues	260,750	200,056	730,693	484,649
Gross profit	755,156	534,088	2,190,792	1,152,772
Operating expenses:
Selling, general and administrative	428,409	312,492	1,257,445	852,365
Research and development	65,587	44,527	177,839	126,420
Total operating expenses	493,996	357,019	1,435,284	978,785
Income from operations	261,160	177,069	755,508	173,987
Interest income and other income (expense), net:
Interest income	401	329	2,427	2,788
Other income (expense), net	427	7,147	34,476	(12,368)
Total interest income and other income (expense), net	828	7,476	36,903	(9,580)
Net income before provision for (benefit from) income taxes	261,988	184,545	792,411	164,407
Provision for (benefit from) income taxes	81,019	45,174	211,352	(1,452,493)
Net income	$180,969	$139,371	$581,059	$1,616,900

Net income per share:
Basic	$2.29	$1.77	$7.36	$20.54
Diluted	$2.28	$1.76	$7.29	$20.45
Shares used in computing net income per share:
Basic	78,904	78,824	78,971	78,729
Diluted	79,516	79,163	79,677	79,078

Align Technology Announces Third Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$1,237,822	$960,843
Accounts receivable, net	855,037	657,704
Inventories	207,116	139,237
Prepaid expenses and other current assets	155,332	91,754
Total current assets	2,455,307	1,849,538

Property, plant and equipment, net	1,002,769	734,721
Operating lease right-of-use assets, net	92,727	82,553
Goodwill	426,594	444,817
Intangible assets, net	115,794	130,072
Deferred tax assets	1,502,250	1,552,831
Other assets	54,668	35,151

Total assets	$5,650,109	$4,829,683

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$174,916	$142,132
Accrued liabilities	545,286	405,582
Deferred revenues	1,070,113	777,887
Total current liabilities	1,790,315	1,325,601

Income tax payable	125,986	105,748
Operating lease liabilities	74,352	64,445
Other long-term liabilities	142,694	100,024
Total liabilities	2,133,347	1,595,818

Total stockholders’ equity	3,516,762	3,233,865

Total liabilities and stockholders’ equity	$5,650,109	$4,829,683

Align Technology Announces Third Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$899,695	$280,756

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(255,719)	(186,840)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(356,759)	(28,360)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(10,241)	(568)
Net increase in cash, cash equivalents, and restricted cash	276,976	64,988
Cash, cash equivalents, and restricted cash at beginning of the period	961,474	551,134
Cash, cash equivalents, and restricted cash at end of the period	$1,238,450	$616,122

Align Technology Announces Third Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
	2020	2020	2020	2020	2020	2021	2021	2021
Invisalign Average Selling Price (ASP):
Comprehensive Products ASP	$1,340	$1,330	$1,245	$1,230	$1,275	$1,265	$1,250	$1,255
Non-Comprehensive Products ASP	$1,050	$1,035	$1,005	$1,000	$1,020	$1,030	$1,040	$1,050

Number of Invisalign Doctors Cases Were Shipped To:
Americas	32,315	22,165	34,625	38,165	49,615	38,975	40,740	41,310
International	28,535	25,945	35,380	38,585	52,445	39,630	42,725	44,190
Total Doctors Cases Shipped To	60,850	48,110	70,005	76,750	102,060	78,605	83,465	85,500

Invisalign Doctor Utilization Rates*:
North America	6.9	4.8	8.4	8.7	19.8	9.1	9.9	9.8
North American Orthodontists	18.9	11.0	24.1	25.0	67.3	26.8	29.4	29.7
North American GP Dentists	3.6	2.5	4.2	4.5	9.6	4.8	5.3	5.0
International	5.1	4.7	6.4	6.9	14.5	6.8	7.1	6.5
Total Utilization Rates**	5.9	4.6	7.1	7.4	16.1	7.6	8.0	7.7

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2	Q3
	2020	2020	2020	2020	2020	2021	2021	2021
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,347	$891	$1,247	$1,234	$4,719	$1,306	$1,418	$1,451
SBC included in Operating Expenses	21,580	24,116	23,982	24,030	93,708	25,935	27,437	26,951
Total SBC	$22,927	$25,007	$25,229	$25,264	$98,427	$27,241	$28,855	$28,402

Align Technology Announces Third Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP gross profit	$755,156	$534,088	$2,190,792	$1,152,772
Stock-based compensation	1,451	1,247	4,175	3,485
Amortization of intangibles (1)	2,354	2,700	6,704	4,350
Non-GAAP gross profit	$758,961	$538,035	$2,201,671	$1,160,607

GAAP gross margin	74.3%	72.7%	75.0%	70.4%
Non-GAAP gross margin	74.7%	73.3%	75.4%	70.9%

GAAP total operating expenses	$493,996	$357,019	$1,435,284	$978,785
Stock-based compensation	(26,951)	(23,982)	(80,323)	(69,678)
Amortization of intangibles (1)	(960)	(580)	(2,735)	(2,175)
Acquisition related costs (2)	—	(314)	(104)	(7,621)
Non-GAAP total operating expenses	$466,085	$332,143	$1,352,122	$899,311

GAAP income from operations	$261,160	$177,069	$755,508	$173,987
Stock-based compensation	28,402	25,229	84,498	73,163
Amortization of intangibles (1)	3,314	3,280	9,439	6,525
Acquisition related costs (2)	—	314	104	7,621
Non-GAAP income from operations	$292,876	$205,892	$849,549	$261,296

GAAP operating margin	25.7%	24.1%	25.9%	10.6%
Non-GAAP operating margin	28.8%	28.0%	29.1%	16.0%

GAAP total interest income and other income (expense), net	$828	$7,476	$36,903	$(9,580)
Acquisition related costs (2)	—	—	—	10,187
Arbitration award gain (3)	—	—	(43,403)	—
Non-GAAP total interest income and other income (expense), net	$828	$7,476	$(6,500)	$607

GAAP net income before provision for income taxes	$261,988	$184,545	$792,411	$164,407
Stock-based compensation	28,402	25,229	84,498	73,163
Amortization of intangibles (1)	3,314	3,280	9,439	6,525
Acquisition related costs (2)	—	314	104	17,808
Arbitration award gain (3)	—	—	(43,403)	—
Non-GAAP net income before provision for income taxes	$293,704	$213,368	$843,049	$261,903

Align Technology Announces Third Quarter 2021 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP provision for (benefit from) income taxes	$81,019	$45,174	$211,352	$(1,452,493)
Tax impact on non-GAAP adjustments	6,605	1,093	19,978	20,931
Tax related non-GAAP items (4)	(22,494)	(10,763)	(57,339)	1,485,286
Non-GAAP provision for income taxes	$65,130	$35,504	$173,991	$53,724

GAAP effective tax rate	30.9%	24.5%	26.7%	(883.5)%
Non-GAAP effective tax rate	22.2%	16.6%	20.6%	20.5%

GAAP net income	$180,969	$139,371	$581,059	$1,616,900
Stock-based compensation	28,402	25,229	84,498	73,163
Amortization of intangibles (1)	3,314	3,280	9,439	6,525
Acquisition related costs (2)	—	314	104	17,808
Arbitration award gain (3)	—	—	(43,403)	—
Tax impact on non-GAAP adjustments	(6,605)	(1,093)	(19,978)	(20,931)
Tax related non-GAAP items (4)	22,494	10,763	57,339	(1,485,286)
Non-GAAP net income	$228,574	$177,864	$669,058	$208,179

GAAP diluted net income per share	$2.28	$1.76	$7.29	$20.45
Non-GAAP diluted net income per share	$2.87	$2.25	$8.40	$2.63

Shares used in computing diluted net income per share	79,516	79,163	79,677	79,078

Notes:
(1) Amortization of intangible assets related to our exocad acquisition.
(2) During 2021, acquisition related costs were for professional fees related to our exocad acquisition. During 2020, acquisition costs included third party advisory, legal, tax, accounting, banking, valuation, and other professional or consulting fees and foreign exchange losses related to a forward contract for the purchase commitment related to our exocad acquisition.
(3) During Q1'21, we recorded a $43.4 million gain from the SDC arbitration award regarding the value of Align's capital account balance.
(4) During Q1'20, we recorded a one-time net tax benefit for the deferred tax asset and certain costs associated with the intra-entity transfer of certain intellectual property rights and assets to our Swiss subsidiary. For the periods presented, we recorded amortization and certain adjustments to the benefit from the transferred intangible assets of our Swiss entity.

Refer to "About Non-GAAP Financial Measures" section of press release.

ALIGN TECHNOLOGY, INC.
FY21 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

	Range
GAAP Operating Margin	24.8%	to	25.2%
Stock-based compensation	3.0%		3.0%
Amortization of intangibles (1)	0.3%		0.3%
Non-GAAP Operating Margin	28.0%	to	28.5%

(1) Amortization of intangible assets related to our exocad acquisition in 2020